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                                                                    EXHIBIT 10.7

                           BIOFINE LICENSE AGREEMENT


                 BIOFINE LICENSE AGREEMENT, dated as of __________, 1996 (the "AGREEMENT"), between FRESENIUS AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany (the "LICENSOR"), and FRESENIUS MEDICAL CARE AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany (the "LICENSEE").


                              W I T N E S E T H :


                 WHEREAS, Licensor has entered into an Agreement and Plan of Reorganization dated as of February 4, 1996, as amended (the "REORGANIZATION AGREEMENT"), among Licensor, Fresenius USA, Inc., a Massachusetts corporation, and W. R. Grace & Co., a New York corporation ("GRACE"), pursuant to which Licensor has contributed its worldwide dialysis and renal medical products business to Licensee;

                 WHEREAS, certain intellectual property, including that relating to the multi-layered polyolefin foil or film developed by Licensor and generally known under the name "Biofine," (the "BIOFINE FILM") is used or intended to be used both in Licensor's and Licensee's business; and

                 WHEREAS, Licensor desires to grant to Licensee a license of such intellectual property relating to the Biofine Film;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Reorganization Agreement. Terms defined in the singular or plural, as the case may be, shall have the same respective meaning mutatis mutandis when used in the plural or singular, as the case may be.

                 "AFFILIATE" shall mean, with respect to any Person, any entity which directly or indirectly (i) controls not less than 50% of the equity securities of the specified Person, (ii) not





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less than 50% of the equity securities of which entity are controlled by the specified Person, or (iii) not less than 50% of the equity securities of which entity and not less than 50% of the equity securities of the specified Person are under common control; provided, however, that for purposes of this Agreement no Licensee Entity shall be deemed to be an Affiliate of any Licensor Entity and no Licensor Entity shall be deemed an Affiliate of any Licensee Entity.

                 "AGREEMENT" shall have the meaning specified in the introductory paragraph hereof.

                 "BIOFINE FILM" shall have the meaning specified in the Recitals.

                 "DEFICIENCY NOTICE" shall have the meaning specified in
Section 2.6(e).

                 "EXCLUDED FIELD" shall mean (i) the development, manufacture and distribution of pharmaceuticals (which for the purposes of this Agreement shall not include solutions and concentrates used in the Licensed Field), including without limitation, solutions for infusion therapy and enteral and parenteral nutrition, and specialty pharmaceuticals; (ii) the development, manufacture and distribution of products for hemotherapy and intensive medicine, diagnostic products, specialty membranes and transplantation medicine; and (iii) the provision of scientific and manufacturing know-how for planning and construction of pharmaceutical and medical systems manufacturing facilities and for equipping of hospitals.

                 "GOVERNMENTAL AUTHORITY" shall mean any federal, state, county, local, foreign or other governmental department, regulatory body, commission, board, bureau, agency or instrumentality in any country in the world.

                 "INDEMNIFIED PARTY" shall have the meaning specified in
Section 3.2.

                 "INDEMNIFYING PARTY" shall have the meaning specified in
Section 3.2.

                 "KNOW-HOW LICENSE" shall have the meaning specified in
Section 2.1.

                 "KNOW-HOW LICENSE TERM" shall have the meaning specified in
Section 2.3.

                 "LICENSE" shall mean the Patent License, the Know-How License or the Trademark License.

                 "LICENSED FIELD" shall mean the business of supplying renal care-related goods and services, including laboratories; provided, that for purposes of interpreting the foregoing clause, the parties shall be guided by the Reorganization Agreement, including the Contribution Agreement, dated February 4, 1996, among Licensor, Licensee (then known as Steril Pharma GmbH) and W. R. Grace & Co.-Conn., and the Distribution Agreement, dated February 4, 1996, among Grace, W. R. Grace & Co.-Conn., and Licensor; provided, further, that it is





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expressly acknowledged by Licensee that the home care business of Licensor is not, and shall not be deemed to be, within the Licensed Field.

                 "LICENSED INTELLECTUAL PROPERTY" shall mean the Licensed Patents, the Licensed Know-How and the Licensed Trademarks.

                 "LICENSED KNOW-HOW" shall mean all know-how, whether or not patented, and other proprietary developmental records, trade secrets, proprietary information, manufacturing technology and other intangible property, owned or controlled (in the sense of having the right to grant a license, whether with or without the payment of royalties) by Licensor on the date hereof and used or useful in connection with the manufacture, use or sale of Biofine Film and products made therefrom, including without limitation the items listed on Exhibit A; provided, however, that in no event shall Licensed Patents constitute Licensed Know-How.

                 "LICENSED PATENTS" shall mean (i) all letters patents, patents and patent applications owned or controlled (in the sense of having the right to grant a license, whether with or without the payment of royalties) by Licensor on the date hereof and used or useful in connection with the manufacture, use or sale of Biofine Film and products made therefrom, including without limitation those listed on Exhibit B, (ii) any additional patents that may issue hereafter as to Licensed Know-How and (iii) any and all amendments, continuations, continuations-in-part, divisions, reissues and extensions of such letters patent, patents and patent applications.

                 "LICENSED PRODUCTS" shall mean goods, products and services embodying or utilizing the Licensed Intellectual Property.

                 "LICENSED TRADEMARKS" shall mean the mark "Biofine" and all registrations and applications for registration thereof, including without limitation those listed on Exhibit C.

                 "LICENSEE" shall have the meaning specified in the introductory paragraph hereof.

                 "LICENSEE ENTITIES" shall mean Licensee and its subsidiaries.

                 "LICENSOR" shall have the meaning specified in the introductory paragraph hereof.

                 "LICENSOR ENTITIES" shall mean Licensor and its subsidiaries, excluding the Licensee Entities.

                 "LOSSES" shall have the meaning specified in Section 3.2.

                 "NON-EXCLUSIVE FIELD" shall mean all businesses not included in the Licensed Field or the Excluded Field.





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                 "PATENT LICENSE" shall have the meaning specified in Section
2.1.

                 "PATENT LICENSE TERM" shall have the meaning specified in
Section 2.3.

                 "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust, a Governmental Authority, or any other entity or organization.

                 "REORGANIZATION AGREEMENT" shall have the meaning specified in the Recitals.

                 "SUBLICENSEE" shall have the meaning specified in Section 2.4.

                 "TERRITORY" shall mean the entire world.

                 "TRADEMARK LICENSE" shall have the meaning specified in
Section 2.1.

                 "TRADEMARK LICENSE TERM" shall have the meaning specified in
Section 2.3.

                                   ARTICLE II

                                    LICENSE

                 2.1 License. Licensor hereby grants to Licensee and its Affiliates, in the Territory, the following licenses:

                 (a)      (i)     the exclusive license (to the exclusion of
all other Persons, including Licensor) under the Licensed Patents to provide, make, have made, use and sell goods, products and services in the Licensed Field, and (ii) the non-exclusive license under the Licensed Patents to provide, make, have made, use and sell goods, products and services in the Non-Exclusive Field (collectively, the "PATENT LICENSE");

                 (b)      (i)     the exclusive license (to the exclusion of
all other Persons, including Licensor) under the Licensed Know-How to provide, make, have made, use and sell goods, products and services in the Licensed Field, and (ii) the non-exclusive license under the Licensed Know-How to provide, make, have made, use and sell goods, products and services in the Non-Exclusive Field (collectively, the "KNOW-HOW LICENSE");

                 (c)      (i)     the exclusive license (to the exclusion of
all other Persons, including Licensor) to use the Licensed Trademarks in connection with the provision, manufacture, use, advertising and sale of goods, products and services in the Licensed Field, and (ii) the non-exclusive license to use the Licensed Trademarks in connection with the provision, manufacture, use, advertising and sale of goods, products and services in the Non-Exclusive Field (collectively, the "TRADEMARK LICENSE").





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                 2.2      Compensation. The Licenses granted herein are
royalty-free and fully paid up. Notwithstanding the foregoing, the Licensee, at the option of the Licensor, shall pay or reimburse Licensor for all royalties, license fees and the similar costs or expenses paid or payable to third parties on account of any grant herein of any rights in any Licensed Intellectual Property within the control of Licensor or any exercise by Licensee of any such rights. Any such amount shall be paid when due to the third party provided that Licensor shall have given the Licensee reasonable notice of the due date thereof or, if requested by Licensor, due and payable to the Licensor within 30 days after receipt by Licensee of an invoice therefor, showing in reasonable detail the calculation thereof.

                 2.3      License Terms.

                 (a) The term of the Patent License shall extend (i) with respect to each country in the Territory that is a member of the European Union or the European Economic Area and in which any Licensed Patent is registered or for which a patent application is currently pending, until the expiration of the last to expire of the Licensed Patents registered or for which a patent application is currently pending in that country, and (ii) with respect to each country in the Territory that is neither a member of the European Union nor a member of the European Economic Area, until the expiration of the last to expire of the Licensed Patents registered or for which an application is pending in the Territory (the "PATENT LICENSE TERM").

                 (b) The term of the Know-How License (i) shall be perpetual in countries in which such a perpetual license is permitted by law;
(ii) shall be limited in accordance with law so as not to impair the validity of this Agreement in countries in which a perpetual license is not permitted by law (other than member countries of the European Union and the European Economic Area); and (iii) shall extend in each member country of the European Union and the European Economic Area until all of the Licensed Know-How becomes public knowledge in such country (collectively, the "KNOW-HOW LICENSE TERM").

                 (c) Subject to the terms of Section 3.1(b) hereof, the term of the Trademark License shall be perpetual (the "TRADEMARK LICENSE TERM").

                 2.4      Sublicensing.

                 (a) Licensee shall have the exclusive right to sublicense the Licensed Patents and Licensed Know- How to make, have made, use or sell Licensed Products in the Licensed Field in the Territory, subject to the terms and conditions of this Agreement.

                 (b) Licensee shall have the non-exclusive right to sublicense the Licensed Patents and Licensed Know-How in fields other than the Licensed Field and the Excluded Field with the prior consent of Licensor, which consent shall not unreasonably be withheld.





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                 (c)      Each sublicensee of Licensee hereunder is referred to
herein as a "Sublicensee." Each sublicense granted pursuant to the terms of this Section 2.4 shall contain the agreement of the Sublicensee thereunder to maintain the confidentiality of all proprietary nonpublic know-how or information constituting a part of the Licensed Know-How on substantially the same terms and conditions as those applicable to Licensee under Section 2.7(b).

                 (d) All royalties or other payments received by Licensee from any Sublicensee in connection with a sublicense granted in a field other than the Licensed Field or the Excluded Field shall be applied by Licensee, first, to reimburse Licensee for all reasonable out-of-pocket expenses incurred in connection with the negotiation of such sublicense, and, then, one-half of the balance shall be paid to Licensor, quarterly, in the manner set forth in
Section 2.5 hereof.

                 2.5      Royalties; Reporting Procedures.

                 (a) Amounts payable under Section 2.4(d) or 2.14(b) with respect to payments received by Licensee or Licensor, respectively, in any calendar quarter shall be accounted for and paid by the party required to make the payment to the party entitled to receive the payment (at such address as the party entitled to receive the payment shall from time to time designate in writing) within sixty (60) days after the close of such quarterly period. Each payment shall be accompanied by a statement describing in reasonable detail the calculation of the amounts payable for the quarterly period in question.

                 (b) Each party shall keep complete and accurate books of account and records containing such information as shall be necessary to verify the statements submitted to the other party hereunder; provided, however, that neither party shall be required to maintain records with respect to any particular transaction for more than five (5) years from the date of delivery to the other party of the particular statement relating to such transaction. Each party or a certified public accountant designated by such party shall have the right at any reasonable time during business hours to examine the other party's books, records and other documents and material in the possession or under the control of such other party with respect to the subject matter of this License Agreement and to make copies and extracts thereof.

                 2.6      Use and Quality Standards.

                 [(a)     Neither the Licensee nor anyone authorized by it
directly or indirectly shall sell or provide any Licensed Products that shall fail to meet a level of quality consistent with all applicable laws, rules and regulations of Governmental Authority and applicable industry standards [and the highest quality standards and specifications employed by other producers or providers of such goods or services]. The Licensee represents, warrants and agrees that its internal quality control procedures will include reasonable procedures for confirming compliance with the terms of this Section 2.6(a).





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                 (b)      The Licensee shall, at the reasonable request of the
Licensor, submit to the Licensor for its inspection, testing and quality evaluation representative samples of the Licensed Products bearing, sold or provided under the Licensed Trademark and tags, labels, packaging, advertising, display and promotional material related thereto, and any other printed matter of any kind bearing, sold or provided under a Licensed Trademark, as may reasonably be requested by the Licensor for purposes of determining compliance with the terms of this Agreement. Such submissions shall be made at such times as the Licensor may reasonably request upon thirty (30) days prior written notice, but no more frequently than annually (unless the Licensor reasonably believes or determines that any of the Licensed Products bearing, sold or provided under the Licensed Trademark or other items set forth above may not meet the required standards of quality or other requirements set forth in this Agreement). All shipping and packing costs in connection with such inspection, testing and quality evaluation shall be borne by the Licensor.

                 (c) Upon reasonable notice, once per year, or at other times if the Licensor reasonably believes or determines that any of the Licensed Products bearing, sold or provided under the Licensed Trademark do not meet the required standards of quality or other requirements set forth in this
Section 2.6, the Licensor shall have access for inspection purposes to the premises wherein the Licensed Products bearing, sold or provided under the Licensed Trademarks are produced, manufactured or held for distribution or sale (or as to the Licensed Products which are services, the premises where such services are provided) during regular business hours at such time or times as not to unduly interfere with the operations of the Licensee. The Licensee shall provide the Licensor with copies of formulas, specifications, standards and procedures used by the Licensee in connection with the Licensed Products bearing, sold or provided under the Licensed Trademarks and of all tests of the Licensed Products bearing, sold or provided under the Licensed Trademarks conducted by or on behalf the Licensee to determine compliance with quality control standards. In addition, the Licensor shall have access to the Licensee's books and records relating to such formulas, specifications, standards and procedures and the implementation thereof. The sole purpose of such inspection shall be to determine whether the Licensee has complied with the quality standards or other requirements of this Section 2.6. In the event that any inspection of any premises or records reveals that the Licensee has failed to comply with the quality standards or other requirements of this
Section 2.6, the Licensor may reinspect such premise or records upon the earlier to occur of the Licensor's receipt of notice of cure by the Licensee or the expiration of any applicable cure period set forth herein. All expenses of conducting such inspections shall be borne by the Licensor, unless such inspection reveals that the Licensed Products bearing, sold or provided under the Licensed Trademarks do not comply in any material respect with the standards of quality or other requirements set forth herein, in which case the Licensee shall pay all reasonable costs and expenses of carrying out the inspection of the class of goods and services that did not comply.

                 (d) The Licensee shall immediately notify the Licensor in writing of any investigation, inquiry, claim or sanction by any Governmental Authority, and of any medical





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device report or other similar report filed with any Governmental Authority, regarding any quality, labeling, advertising or other regulatory matter relating to the Licensed Products bearing, sold or provided under the Licensed Trademarks and shall keep the Licensor advised of the progress and findings of such investigation or inquiry, and of any response to any such report.

                 (e)      (i)     If the Licensor reasonably determines that
         any particular Licensed Products bearing, sold or provided under the Licensed Trademarks do not meet the required standards of quality set forth in this Section 2.6, the Licensor shall notify the Licensee in writing of such defect (a "DEFICIENCY NOTICE"), providing the Licensee with reasonable detail regarding the deficiency therein. If the Licensee disputes the Licensor's determination of deficiency and the parties are not able to resolve the dispute between themselves, they shall refer the dispute to a mutually agreed upon third party for resolution; provided, however, that the foregoing shall not apply with respect to any notice from Licensor of a deficiency involving a risk to public health or safety. Upon receipt of such Deficiency Notice, if the Licensee or, if applicable, the mutually agreed upon third party, concurs in the determination of deficiency, the Licensee shall cure such deficiency within a commercially reasonable amount of time, and shall provide the Licensor with evidence of such cure including samples of such Licensed Products; provided, however, that in the event that any deficiency poses a risk to public health or safety, the Licensee shall immediately take all steps necessary to cure the deficiency or otherwise eliminate the risk to public health or safety. If any deficiency is not cured within the applicable time period set forth herein, the Licensee shall cease all use of the Licensed Trademark in connection with the production, manufacture, distribution, sale, advertising and promotion of the Licensed Products in issue unless and until such cure is achieved.

                          (ii) If any deficiency is such that any such Licensed Products bearing, sold or provided under the Licensed Trademark are subject to the likelihood of market withdrawal, recall or correction based on failure to conform to applicable Governmental Authority guidelines, the Licensee agrees to implement promptly such withdrawal, recall or correction procedures at the Licensee's sole cost and expense and shall coordinate and cooperate with the Licensor in connection therewith, including with respect to all press releases and other public relations aspects thereof. Similarly, if the Licensee is otherwise required or determines to withdraw from market, recall or correct any such Licensed Products bearing, sold or provided under the Licensed Trademark, the Licensee shall give the Licensor prior notice of such withdrawal, recall or correction as soon as practicable and the parties shall coordinate and cooperate with each other in connection therewith, including with respect to all press releases and other public relations aspects thereof.

                 (f) The Licensee shall be solely responsible for and shall comply with all laws, rules and regulations, if any, of Governmental Authorities in connection with the production,





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manufacture, provision, distribution, sale, labeling, packaging, advertising and promotion of the Licensed Products. The Licensee represents and warrants that the Licensed Products bearing, sold or provided under the Licensed Trademark (i) shall be in all respects non-injurious (if used as intended), merchantable (in the case of goods) and fit for the purposes for which such items are intended to be used, (ii) shall not be adulterated or misbranded within the meaning of any applicable laws, rules or regulations of any Governmental Authority, (iii) shall not be packaged or sold in damaged containers, which damage causes such Licensed Products bearing, sold or provided under the Licensed Trademark to be adulterated or misbranded or in any way in violation of any such applicable laws, rules or regulations, and (iv) shall not violate the rights of any other Person.

                 (g) Each sublicense granted by Licensee under Section 2.4 shall contain the agreement of the Sublicensee thereunder to be bound by the terms of this Section 2.6 for the benefit of the Licensor, as if such Sublicensee were named as the Licensee herein.]

                 2.7      Licensor's Ownership Unimpaired; Confidentiality.

                 (a) Subject to the terms of this Agreement, as between the parties, Licensee acknowledges Licensor's exclusive right, title and interest in and to the Licensed Intellectual Property and acknowledges that the use of the Licensed Trademarks by Licensee and its Affiliates shall inure solely to Licensor's benefit as the owner thereof.

                 (b) The term "Confidential Information" means Licensed Know-How, except for Licensed Know-How that is (i) in the public domain; (ii) published or otherwise becomes part of the public domain through no fault of the receiving party or any of its Affiliates; (iii) received by a party or any of its Affiliates from a third party that is legally in possession of the same and not under any obligation of confidentiality to the party owning such information with respect thereto; and (iv) independently developed by or on behalf of a party or any of its Affiliates by Persons not having access to Confidential Information. However, none of the foregoing exceptions shall apply to information that constitutes a combination that can be reconstructed from multiple sources in the public domain or in the possession of the receiving party, none of which shows the whole combination of such information. During the Know-How License Term, the parties and their Affiliates shall not disclose or make available Confidential Information to any third party without the express written consent of the owning party. The parties and their Affiliates will disseminate or permit access to Confidential Information only to such of their officers and employees whose duties justify their need to know such information, will inform such officers and employees of the proprietary nature of the Confidential Information and of the terms and conditions of this Agreement, and will insure compliance therewith by each such officer or employee. Notwithstanding the foregoing, (a) Licensee shall have the right to disclose Confidential Information to (i) the extent reasonably necessary to provide, make, have made, use and sell Licensed Products pursuant to the terms of this Agreement and (ii) pursuant to a sublicense complying with the terms of
Section 2.4; and (b) Licensor shall have the right to (i) disclose Confidential Information to the extent reasonably necessary to provide, make,





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have made, use and sell products (provided that such action does not violate the rights of Licensee under Article 2), (ii) file patent applications on Confidential Information, and (iii) pursuant to a license complying with the terms of Section 2.14.

                 2.8 Disclaimer. The Licensor makes no, and hereby expressly disclaims any and all, representations and warranties, express or implied, in connection with the Licensed Intellectual Property and the licenses granted hereunder with respect thereto, or otherwise in connection with this Agreement.

                 2.9      Maintenance of Licensed Intellectual Property, etc.

                 (a) The Licensor shall use reasonable efforts to prosecute the existing pending applications for the Licensed Patents and Licensed Trademarks and shall maintain at its expense each and every one of the existing registrations for the Licensed Patents and Licensed Trademarks with respect to the Licensed Products in full force and effect in each case to such extent as Licensor deems appropriate as long as this Agreement continues in effect (provided that Licensor shall not knowingly permit or cause the termination of the registration of any Licensed Trademark in any country if it shall continue the registration of such mark in such country for goods and services other than the Licensed Products), and Licensee agrees to provide such assistance and documentation as is required for such prosecution and maintenance. In the event the Licensor chooses not to prosecute or maintain in force and effect registrations for any of the Licensed Patents and Licensed Trademarks with respect to the Licensed Products, either at all or as to any particular country, the Licensor, at the Licensee's request, shall use reasonably diligent efforts to maintain or register in the Licensor's name at the Licensee's expense such Licensed Patents and Licensed Trademarks with respect to the Licensed Products.

                 (b) At the Licensee's request, the Licensor agrees to file and use reasonable efforts to prosecute in the Licensor's name, at the Licensee's expense, new applications for any of the Licensed Trademarks in any country to the extent that any such Licensed Trademarks are not already registered or applied for in such country with respect to such Licensed Products; provided, however, that the Licensor shall not be required to take any action pursuant hereto which Licensor determines in the exercise of its reasonable good faith judgment would adversely affect in any material respect the Licensor's rights in the Licensed Trademarks. At the Licensee's request, the Licensor shall use reasonable efforts to maintain, at the Licensee's expense, any registrations obtained pursuant to this Section 2.9(b).

                 (c) Licensee covenants to Licensor that, during the Know-How License Term, Licensee will not disclose to any third party any proprietary nonpublic know-how or information constituting a part of the Licensed Know- How, except, on a confidential basis, to prospective or actual Sublicensees, or upon Licensor's prior written consent, or as otherwise expressly provided herein.

                 2.10     Infringement of Licensed Intellectual Property.





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                 (a)      Each of the Licensor and the Licensee shall notify
the other of any actual or threatened opposition, invalidation or cancellation action with respect to the Licensed Intellectual Property (collectively, "OPPOSITION"), or any actual or threatened infringement of, or act of unfair competition or other harmful or wrongful activities of third parties with respect to the Licensed Intellectual Property (collectively, "INFRINGEMENT"), as to which it has notice, and Licensor and Licensee shall consult and cooperate with each other with respect to any action to be taken (including the settlement of litigation) with respect thereto. Subject to the terms of this Section, the Licensor will have the right in its sole discretion to take whatever steps it deems necessary or desirable to enforce the Licensed Intellectual Property or protect the Licensed Intellectual Property against any Opposition or Infringement and shall have the right to control any litigation or other legal or arbitral proceeding ("LEGAL ACTION") undertaken by it for such purpose. Such steps may include defending any Opposition or the filing and prosecution of (i) litigation against any Infringement, (ii) opposition or interference proceedings against applications for patents that could infringe upon or otherwise interfere with the Licensed Patents, or against trademark or service mark registrations for marks that are confusingly similar to any of the Licensed Trademarks, and (iii) proceedings to cancel registration of or have declared invalid patents that could infringe upon or otherwise interfere with the Licensed Patents, or trademarks or service marks that are confusingly similar to any of the Licensed Trademarks. The Licensor will provide the Licensee with prior notice of any Legal Action it takes to assert or protect the Licensed Intellectual Property and upon reasonable request of the Licensee, shall notify the Licensee of the status of such Legal Action. If the Licensor elects not to bring Legal Action against any apparent Infringement of the Licensed Intellectual Property, the Licensee, upon prior notice to the Licensor, shall have the right to bring such Legal Action at its option and expense, unless the Licensor determines in its reasonable good faith judgment that such action or proceeding would materially adversely affect the Licensor's rights in the Licensed Intellectual Property. The Licensor shall notify the Licensee of such election sufficiently in advance to permit the Licensee to act within applicable time limits.

                 (b) The party that commences and prosecutes any Legal Action to enforce or protect the Licensed Intellectual Property pursuant to this Section shall bear the costs of such Legal Action and be entitled to all monetary damages received as the result thereof; provided, however, that (i) to the extent that the Licensor receives compensation that is based on the lost sales and profits of the Licensee, then the Licensor shall pay such compensation to the Licensee, but only if the Licensee reimburses the Licensor for a pro rata portion of the costs of such Legal Action; (ii) to the extent that the Licensee receives compensation in a Legal Action that is based on the lost sales and profits of the Licensor, then the Licensee shall pay such compensation to the Licensor, but only if the Licensor reimburses the Licensee for a pro rata portion of the costs of such Legal Action; provided further, however, that if the Licensor or the Licensee receives compensation in connection with a Legal Action relating to the Non-Exclusive Field, such compensation shall be applied first to reimburse the parties for the costs of such action, and the balance shall be shared equally by the parties.





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                 (c)      Each party shall cooperate with the other in the
prosecution of any Legal Action provided for in this Section and keep the other informed about the prosecution of such proceedings. Notwithstanding anything to the contrary contained in this Section, no party shall enter into any agreement, consent order or other resolution of a claim by or against a third party that materially adversely affects any rights of any other party with respect to the Licensed Intellectual Property without the prior written consent of such other party.

                 2.11     Third-party Allegations of Infringement, etc.

                 (a) If any Legal Action is threatened or commenced by a third party against one of the parties or any of their customers on the ground that any Licensed Product infringes any patent or other intellectual property right of such third party, the party or the party whose customer is so threatened or sued shall promptly notify the other party hereto. Except as otherwise provided in Section 3.2, the Licensor may at its sole option elect to defend any such Legal Action that is brought against the Licensee, provided that in such event the Licensor shall indemnify, defend and hold harmless the Licensee and its Affiliates from and against and in respect of any and all Losses incurred by them arising out of or resulting from such Legal Action. If the Licensor elects not to bring such a Legal Action, the Licensor shall notify the Licensee of such election sufficiently in advance to permit the Licensee to act within applicable time limits, and the Licensor shall not be required to indemnify or hold harmless the Licensee and its Affiliates pursuant to the terms of this Section 2.11.

                 (b) Each party shall cooperate with the other in the prosecution of any Legal Action provided for in this Section and keep the other informed about the prosecution of such proceedings. Notwithstanding anything to the contrary contained in this Section, neither party shall enter into any agreement, consent order or other resolution of a claim by or against a third party that materially adversely affects any rights of any other party with respect to the Licensed Intellectual Property without the prior written consent of the other party.

                 2.12 No Assumption of Liability by Licensor. Licensor does not, by virtue of the license hereunder of the Licensed Intellectual Property or the use thereof by Licensee, its Affiliates or its Sublicensees, assume any liability to Licensee, its Affiliates or its Sublicensees or third parties with respect to the business of Licensee, its Affiliates or such Sublicensees or the conduct thereof by them.

                 2.13 Use of Licensed Intellectual Property After Termination. Upon termination of this Agreement pursuant to Section 3.2 prior to the end of the last to expire of the Patent License Term, the Know-How License Term or the Trademark License Term, Licensee, its Affiliates and its Sublicensees shall cease and desist from all use of the Licensed Intellectual Property, except that for a period of one year after the date of such termination, to the extent of the Licensed Field, Licensee, its Affiliates and its Sublicensees may sell or otherwise dispose of Licensed Products manufactured prior to such termination or being manufactured at the time of such termination, and may use the Licensed Trademarks in the Licensed Field in accordance with the terms of this Agreement (including, without limitation, the terms of Section 2.6 hereof) in connection with the sale or disposition of such Licensed Products. Notwithstanding the preceding sentence, upon termination of the license to Licensee to use a Licensed Trademark, Licensee shall cease and desist from all use of such Licensed Trademark in a manner which violates the terms of Section 2.5 hereof. The expiration of the Patent License Term pursuant to Section 2.3 or of any Licensed Patent shall not impair any rights that Licensee, its Affiliates and its Sublicensees shall have thereafter under applicable law to conduct any activity that was previously licensed under the Patent License or such Licensed Patent, respectively, and Licensor shall not exclude or attempt to exclude Licensee, its Affiliates or any of its Sublicensees from conducting any such activity, or interfere or attempt to interfere with the conduct by Licensee, its Affiliates or any of its Sublicensees of any such activity.

                 2.14 Licensor's Covenants. Licensor covenants that prior to the expiration of the later to expire of the Patent License Term and the Know-How License Term:

                 (a) without the consent of Licensee, Licensor shall neither use, nor license others to use, Licensed Intellectual Property to make, have made or sell Licensed Products in the Licensed Field; and

                 (b) if Licensor shall license to another the Licensed Intellectual Property in fields other than the Licensed Field and the Excluded Field, all royalties or other payments received by Licensor from any licensee in connection with such license granted in a field other than the Licensed Field or the Excluded Field shall be applied by Licensor, first, to reimburse Licensor for all reasonable out-of-pocket expenses incurred in connection with the negotiation of such license, and, then, one-half of the balance shall be paid to Licensee, quarterly, in the manner set forth in Section 2.5 hereof.

                                  ARTICLE III

                                 MISCELLANEOUS

                 3.1      Specific Performance; Termination; Remedies.

                 (a) The Licensor and the Licensee each acknowledge that, in view of the uniqueness of the transactions contemplated by this Agreement, the other party would suffer irreparable harm and would not have an adequate remedy at law for money damages if this Agreement has not been performed in accordance with its terms. Each party therefore agrees that the other party shall be entitled to specific performance of the terms hereof and injunctive relief in respect of any material breach of the terms hereof in addition to any other remedy to which it may be entitled hereunder or at law or in equity. All remedies provided for herein shall be cumulative and the exercise of any particular remedy by a party shall not limit or preclude the exercise of any other remedy available to such party.

                 (b) Licensor shall have the right to terminate this Agreement and any and all of Licensor's rights hereunder in the event of a material breach of this Agreement by Licensee or any of its Affiliates which Licensee or such Affiliate shall fail to cure within sixty (60) days after written notice thereof from the Licensor; provided, however, that if the period of time reasonably required to cure such breach exceeds sixty (60) days and the Licensee or such Affiliate promptly commences and diligently exercises its best efforts to cure such breach, and such delay in cure will not materially increase any adverse effect of such breach on the Licensed Intellectual Property or the Licensor, then such sixty (60) day period shall be extended to such longer period of time as is reasonable under the circumstances. Notwithstanding anything contained herein, the Licensor agrees that except as expressly provided in Sections 3.1(d) and (e) below, in view of the uniqueness of the circumstances giving rise to this Agreement in connection with the Licensed Field, Licensor shall not be entitled to terminate the rights of Licensee in the Licensed Field under Section 2.1 of this Agreement, except in the event of a willful breach or willful violation of an order granting specific performance of, or an injunction against a breach of, this Agreement, which order or injunction is not reversed or vacated on appeal.

                 (c) The rights of any Affiliate of Licensee hereunder, including without limitation, all licenses granted to such Affiliate hereunder, shall automatically terminate without any action on the part of Licensor, if and when such Affiliate ceases to be an Affiliate of Licensee.

                 (d) The Licensor may terminate the Trademark License in the event that the Licensee abandons its use of all of the Licensed Trademarks by ceasing bona fide use thereof in commerce in the ordinary course of trade for a period of three (3) consecutive years.

                 (e) In addition, this License Agreement shall terminate in the event of insolvency or adjudication in bankruptcy of the Licensee or the filing of a voluntary petition of bankruptcy of the Licensee or the making of an assignment for the benefit of creditors by the Licensee, which insolvency, bankruptcy or assignment results in the liquidation of Licensee or of substantially all of its assets.

                 (f) If any claim, action, suit or proceeding is brought by a party hereto against the other in connection with this Agreement, the prevailing party in such claim, action, suit or proceeding shall, in addition to all other rights and remedies to which such party is entitled, be entitled to recover from the non-prevailing party all costs and expenses (including without limitation court costs and reasonable attorneys' fees) incurred in connection with such claim, action, suit or proceeding.

                 3.2      Indemnification.

                 (a) The Licensee shall indemnify, defend and hold harmless the Licensor and its Affiliates from and against and in respect of any and all claims, losses, damages, expenses, obligations, penalties, demands, suits, proceedings, assessments, judgments, costs and liabilities (including costs of collection, investigation, reasonable attorney's fees and other costs of defense) ("LOSSES") incurred by them, arising out of or resulting from: (i) any use by the Licensee, its Affiliates or its sublicensees of the Licensed Intellectual Property; (ii) death or injury to persons or damages or loss to property in any way arising out of or connected with the production, manufacture, marketing, promotion, advertising, sale, provision or distribution by or through the Licensee of any Licensed Products; and (iii) any breach of any representation, warranty or agreement made by the Licensee herein.

                 (b) The Licensor shall indemnify, defend and hold harmless the Licensee and its Affiliates from and against and in respect of all Losses incurred by Licensee arising out of or resulting from: (i) any use by Licensor or its Affiliates of the Licensed Intellectual Property; (ii) death or injury to persons or damages or loss to property in any way arising out of or connected with the production, manufacture, marketing, promotion, advertising, sale, provision or distribution by or through the Licensor of any Licensed Products; and (iii) any breach of any representation, warranty or agreement made by the Licensor herein.

                 (c) If a claim by a third party is made against the Licensor or its Affiliates or Licensee or its Affiliates (the "Indemnified Party"), the Indemnified Party shall in writing notify the other party (the "Indemnifying Party") of such claim, within a reasonable period of time, describing the same in reasonable detail considering all information then known to the Indemnifying Party. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability which the Indemnifying Party might have, except to the extent that such failure materially prejudices the Indemnifying Party's legal rights. The Indemnifying Party shall have thirty
(30) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (subject to the consent of the Indemnified Party, such consent not to be unreasonably withheld) and at its expense, the settlement or defense of such claim, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith. If the Indemnifying Party undertakes the defense of any claim, the Indemnifying Party shall thereby admit its obligation to indemnify the Indemnified Party against such claim and the Indemnifying Party shall control the investigation and defense or settlement thereof, and the Indemnified Party may not settle or compromise such claim, except that the Indemnifying Party shall not require any Indemnified Party, without its prior written consent, to take or refrain from taking any action in connection with such claim, or make any public statement, which such Indemnified Party reasonably considers to be against its interest, nor shall the Indemnifying Party, without the prior written consent of the Indemnified Party, consent to any settlement that adversely affects any rights of the Indemnified Party with respect to the Licensed Intellectual Property, or that does not include as a part thereof an unconditional release of the Indemnified Party from liability with respect to such claim, or that requires the Indemnified Party to make any payment that is not fully indemnified under this Agreement or to submit to any non-monetary remedy; and subject to the Indemnifying Party's control rights, as specified herein, the Indemnified Party may participate in such investigation and defense, at its own expense. If the Indemnifying Party does not notify the Indemnified Party within thirty days after receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, or so notifies the Indemnified Party but fails to undertake or maintain such defense promptly and in good faith, the Indemnified Party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment and without prejudice to the rights of the Indemnified Party to indemnification hereunder. If an Indemnified Party reasonably determines that there may be legal defenses available to it that are different from or are in addition to those available to the Indemnifying Party which make it inappropriate for the Indemnifying Party to undertake the defense or settlement thereof, then such Indemnifying Party shall not be entitled to undertake the defense or settlement of such third party claim; and counsel for the Indemnifying Party shall be entitled to conduct the defense of the Indemnifying Party and counsel for the Indemnified Party shall be entitled to conduct the defense of such Indemnified Party, it being understood that counsel for the Licensor shall be primary counsel and that counsel for both parties shall cooperate with each other to conduct the defense or settlement of such action as efficiently as possible.

                 3.3 Notices. Except as otherwise provided herein, all notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by overnight courier with delivery charges prepaid, or by certified or registered mail, postage prepaid, receipt requested, or by telecopy, as follows:

                 If to the Licensor, to it at:

                 Fresenius AG
                 Borkenberg 14
                 61440 Oberursel
                 Germany
                 Attention: Mr. Udo Werle
                 Telecopy No.: 011-49-6171-60-2104

                 with a copy to:

                 O'Melveny & Myers LLP
                 Citicorp Center
                 153 East 53rd Street
                 New York, New York 10022-4611
                 Attention: Dr. Ulrich Wagner
                 Telecopy No.: (212) 326-2061

                 If to Licensee, to it at:

                 Fresenius Medical Care AG
                 Borkenberg 14
                 61440 Oberursel
                 Germany
                 Attention: ___________________
                 Telecopy No.: 011-49-6171-____
                 with a copy to:


or to such other person or address as either party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery.

                 3.4 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the Licensor and its successors and assigns and the Licensee and its successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than Licensor and its successors and assigns and the Licensee and its successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                 3.5 Survival. The respective rights and obligations of the parties hereto, their Affiliates and each Sublicensee under Section 2.5,
Section 2.7, Section 2.13 and Section 3.2 shall survive any termination of this Agreement.

                 3.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                 3.7 Assignability. Neither this Agreement nor any rights granted the Licensee hereunder may be assigned by the Licensee without the prior written consent of the Licensor; provided, however, that no such permitted assignment shall relieve the Licensee of its obligations or liabilities hereunder. The Licensee shall give the Licensor written notice of any such assignment referred to in the prior sentence as promptly as reasonably possible following the occurrence thereof. This Agreement shall be freely assignable by the Licensor.

                 3.8 Relationship of the Parties. This Agreement shall in no way constitute or give rise to a partnership, joint venture or agency between the parties, it being acknowledged and agreed that the relationship created hereby is strictly that of licensor and licensee. Except as may be expressly provided to the contrary herein, nothing in this Agreement shall constitute or be deemed to constitute either party as the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, expressed or implied, in the name of or on behalf of the other party.

                 3.9 Amendment and Modification; Waiver. Subject to applicable law, this Agreement and any Exhibits and Schedules attached hereto may only be amended, modified and supplemented by written instrument expressly identified as an amendment hereto authorized and executed by the Licensor and the Licensee at any time prior to the termination hereof with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No failure on the part of either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof. The remedies herein are cumulative and not exclusive of any remedies provided by law.

                 3.10 Further Assurances. From time to time, pursuant to the request of the Licensee delivered to the Licensor, the Licensor, at the Licensee's expense, will execute and deliver such instruments and documents and take such actions as the Licensee may reasonably request in order to allow the Licensee the use of the Licensed Intellectual Property contemplated hereby or otherwise to carry out the purposes and intent of this Agreement. From time to time, pursuant to the request of the Licensor delivered to the Licensee, the Licensee and its Affiliates, at the Licensor's expense, will execute and deliver such instruments and documents and take such actions as the Licensor may reasonably request to carry out the purposes and intent of this Agreement.

                 3.11 Section Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                 3.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and all of which shall be deemed to be one and the same agreement.

                 3.13 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of Germany without regard to choice of laws or principles thereof.

                 3.14 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

                 3.15 Affiliates. Licensee shall cause each of its Affiliates, and each such Affiliate of Licensee by its exercise of any rights hereunder thereby agrees, to be bound by and comply with the terms of this Agreement as if such Affiliate were named as the Licensee hereunder and any breach of this Agreement by an Affiliate of Licensee shall constitute a breach of this Agreement by Licensee. At the request of Licensor, Licensee shall cause each of its Affiliates to execute and deliver to Licensor an agreement of such Affiliate to be bound by the terms of this Agreement for the benefit of the Licensor, as if such Affiliate were the Licensee hereunder.

                 IN WITNESS WHEREOF, the parties hereto have caused their respective authorized officers to execute and deliver this Agreement as of the date first above written.

                                                   FRESENIUS AG


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:



                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:


                                                   FRESENIUS MEDICAL CARE AG


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:




                                      S-1